Warehouse Lease Contract

Party A: Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.
Party B：Shandong Hua Wei Pharmaceutical Co., Ltd.

In accordance with the regulations of the Economic Contract Law of the People’s Republic of China and relevant regulations, Party A and Party B reached this Contract with regards to that Party B leases the warehouse of Party A through friendly negotiation.

Article 1: Lease term
Lease term: from July 1, 2011 to June 30, 2014.

Article 2: Location and area of warehouse:
1.	Locations: No. 7 Warehouse, No. 3399 Zhuangjian Road, Kuiwen District, Weifang City
2.	Area: Party A leases the warehouse of Party B with the area of 10,602 square meters (attached with the warehouse plan), and the warehouse is used for logistics operation.

Article 3: Charging standard, settlement method and invoice issuing:
1.	Charging standard: RMB 1.26 million for the first year, and increasing 5% for each year thereafter.
2.	Settlement method: Settle in half year; pay half of the rent by Party B to Party A before July 1 of each year; pay the rest rent by Party B to Party A before Jan. 1 of each year.
3.	After Party A receiving the rent, it shall issue the invoice approved by the taxation institute.

Article 4: Rights and obligations
1.
Party A’s warehouse shall comply with the standards like rain protection, damp protection and firmness; Party A shall provide the necessary firefighting and water & electricity facilities, to guarantee the normal use of Party B.

2.	Party A shall provide the maintenance and keeping of the warehouse, to guarantee that the warehouse complies with the using standard of Party B during the lease term.
3.	Party B shall arrange the personnel on duty to guarantee the safety of the warehouse.
4.
If Party B causes that the warehouse has the accidents (such as fire, flood and pilferage), Party A will be exempted from the responsibilities, and if Party A causes the above damages, it shall pay the compensation to Party B according to the standard amount of market selling price; as for the losses caused by other reasons, Party B shall investigate the responsibilities in accordance with the relevant state laws and regulations.

5.
During the lease term, if Party A takes back the warehouse and makes it for other purpose, it shall notify Party B in advance of three months, and Party A shall assume the fees increased from warehousing transfer and pay the liquidated damages of RMB 50,000 to Party B; if Party B doesn’t need the warehouse, it shall notify Party A in advance of three years, and Party B shall assume the rent of Party A caused by this, and Party B shall pay the liquidated damages of RMB 50,000 to Party B.

6.
The right of Party B’s goods and equipment stored in Party A’s warehouse belongs to Party B. If Party A has the dispute with other creditor, Party A shall show the contract and state that it does not possess the ownership of the goods and equipment.

7.
The actual using area of the warehouse provided by Party A shall be confirmed by both parties and it shall attach the building plan of the warehouse. If the actual area is less than the area listed in the Agreement, the rent shall be charged according to the actual area confirmed by both parties.

8.	Without permission of Party B, Party A shall not enter the warehouse arbitrarily.
9.
During the lease term, Party B shall not change the internal structure of the warehouse. The ground of Party A’s warehouse is made of quartz and the price is higher, so Party B shall notify its employees and people entering the warehouse not to damage the ground and wall intentionally or unwittingly; if it is damaged, Party B shall compensate for all losses. The normal aging and abrasion of the ground is not within the compensation range. Party B’s employees shall not damage all facilities within the warehouse intentionally or unwittingly; if it is damaged, Party B shall compensate for all losses and repair. The operation fee like water, electricity, heating and communication cost shall be assumed by Party B.

Article 5: Liability for breach of contract
1.	If Party B fails to pay rent timely, it shall pay overdue rent, and pay the late fee according to the ratio of 2/1,000 every day.
If the house project is damaged and the safe accident occurs due to improper usage, Party B shall be responsible for repairing and compensating for loss.

Article 6: Others
1.	If the contract expires, both parties shall negotiate matters on agreement renewal or change one month in advance. Under the same conditions, Party B has the priority to continue to lease.
2.
Matters unmentioned here shall be signed the supplementary agreement by both parties additionally through negotiation in accordance with the state relevant laws and administrative regulations. The supplementary agreement has equal effect with the Agreement after being signed and sealed. Dispute aroused shall be solved by both parties through negotiation; if the negotiation fails, it shall be solved by the People’s Court of the jurisdiction of Party A.

3.	The Agreement has two copies, with Party A and Party B holding one respectively; it shall take effect after being signed and sealed by both parties.

Article 7: Attachment
1.	Copy of Party A’s certificate of house property right (affix with official seal)
2.	Copy of certificate of land ownership (affix with official seal)
3.	Building plan of the leased warehouse.

Party A (seal): Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.
Representative: Liu Peng

Party B (seal): Shandong Hua Wei Pharmaceutical Co., Ltd.
Representative: Li Chongqing

July 1, 2011
G.Y. (2009) No. 124
Land use right owner	Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.
Location	West of Zhuangjian Road and south of Fenghuang Street
Parcel No.	0711013	Drawing No.		4055.95-496.70
Land type (purpose)	Industry	Price		RMB 7,022,400
Category of use right	Transfer	Termination date		July 11, 2059
Area of use right	20,900m2	Including	Independent area	20,900m2
			Sharing area	/

In accordance with the laws and regulations of the Constitution of the People's Republic of China, the Land Administration Law of the People's Republic of China and the Law of the People's Republic of China on Administration of the Urban Real Estate, in order to protect the legal rights and interests of the land use right owner, this is to certify that the land right listed in the certificate applied for registration by the land use right owner is approved for registering through examination.

The People’s Government of Weifang City (Seal)
Nov.24, 2009

Parcel Map Unit: m^2

Parcel No.: Right owner: Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.

Cadastral plan No.: 4055.95-496.70

N
Shandong Weifang Eagle Medical Appliances Co., Ltd.
J1
160.77
J2
Dongjia Village Committee, Nianlibao Subdistrict Administrative Office, Kuiwen District, Weifang City
67.34
Weifang Gongchuang Information Consultancy Service Co., Ltd.
Land area: 20,900 m2
133.96
J3
Weifang Haina Investment Consultancy Co., Ltd.
66.39
152.12
J5
J4
Weifang Haina Investment Consultancy Co., Ltd.

Seal: Shandong Provincial Ground Investigation Seal

Shandong Fangyuan Geographical Information Engineering Co., Ltd.

Drawing date: July 2009	1:1200	Drew by: Du Xia
Shandong Fangyuan Geographical Information Engineering Co., Ltd.		Checked by: Li Cun

Supervision authority of the certificate
Land Certificate Management Seal of Ministry of Land and Resources of the People's Republic of China
No.: 014476450

Weifang Municipal Land and Resources Bureau (2)

Building Permit of the People’s Republic of China

J.Z.No.37 07002011K0006

In accordance with the regulations of Article 41 of Law of the People's Republic of China on Urban and Rural Planning, the project complies with the requirements of urban and rural planning, thus is certified.

Issued by: Weifang Planning Bureau

Date: April 28, 201

C No.: 0001772
Construction unit (individual)	Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.
Construction project	No. 7 Pharmaceutical Storing Project Warehouse, South Industrial Park, Kuiwen District
Construction location	West of Zhuangjian Road and south of Fenghuang Street
Construction scale	Total building area of 10602.52 m2
Attached drawing and attachment name

Notes:
1.	This certificate is legally certified by the responsible organ of urban and rural planning, and the project complies with the legal certificate of urban and rural planning requirements.
2.	If it doesn’t obtain the certificate or construct with the regulations, which will be deemed as illegal construction.
3.	Without the permission of the issuing organ, the regulations of this certificate shall not be changed.
4.	The responsible organ of urban and rural planning has right to check this certificate legally, and the construction unit has the responsibility to submit for check.
5.	The attached drawing and attachments are affirmed by the issuing organ, with the same legal effect of this certificate.

Warehouse address: Warehouse. Pharmaceutical Logistics Park, Economic Development Zone, Weifang City
Warehouse area: 5063.5 m2 (normal temperature house)               Length: 106.6m   Width: 47.5m

Total area of the warehouse: 15005.2 m2, including the area of cooling house of 7591.8m2, area of normal temperature house of 7315.0 m2 and the area of refrigeration house of 98.4 m2